Exhibit 10.6

SEVENTH AMENDMENT TO CREDIT AGREEMENT

This Amendment, dated as of February 25, 2005, is made by and among ENTEGRIS, INC., a Minnesota corporation (the “Borrower”), each of the banks appearing on the signature pages hereof, together with such other banks as may from time to time become a party to the Credit Agreement (defined below) pursuant to the terms and conditions of Article VIII of the Credit Agreement (herein collectively called the “Banks” and individually each called a “Bank”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, assignee of Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association in its separate capacity as administrative agent for itself and all other Banks (in such capacity, the “Agent”).

Recitals

A. The Borrower, the Banks and the Agent have entered into a Credit Agreement dated as of November 30, 1999, as amended by a First Amendment to Credit Agreement dated as of October 17, 2000, a Second Amendment to Credit Agreement dated as of March 1, 2002, a Consent and Amendment Agreement dated as of February 7, 2003, a Fourth Amendment to Credit Agreement dated as of February 26, 2003 a Fifth Amendment to Credit Agreement dated as of February 17, 2004 and a Sixth Amendment to Credit Agreement dated as of October 5, 2004 (as so amended, the “Credit Agreement”).

B. The Borrower has requested that the Banks and the Agent amend the Credit Agreement to extend the Maturity Date.

C. The Banks and the Agent are willing to grant the Borrower’s request subject to the terms and conditions set forth below.

ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the Borrower, the Banks and the Agent agree as follows:

1. Defined Terms. All capitalized terms used in this Amendment and not otherwise specifically defined in this Amendment shall have the meanings given such terms in the Credit Agreement.

2. Maturity Date. The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is amended by deleting “February 26, 2005” and inserting “May 26, 2005” in place thereof.

3. Notes. The Revolving Advances of the Bank shall continue to be evidenced by the Revolving Notes of the Borrower dated as of February 26, 2003. The definition of “Credit Agreement” in such Revolving Notes shall be deemed to include this Amendment.

4. Conditions Precedent. This Amendment shall become effective when the Agent shall have received the following, each in form and content acceptable to the Agent in its sole discretion:

(a) This Amendment duly executed on behalf of the Borrower, the Banks and the Agent;

(b) The Guarantor’s Acknowledgments attached hereto, duly executed on behalf of each of the Guarantors;

5. Reference to and Effect on the Credit Agreement and the other Loan Documents. Except as otherwise amended by this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents prior to giving effect to this Amendment shall remain in full force and effect in accordance with their terms.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

7. Borrower Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Agent and each of the Banks, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together withal of the present and former directors, officers, agents and employees of any of the foregoing (the “Released Parties”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against such Released Party for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment in connection with or related to the transactions evidenced by the Loan Documents, whether such claims, demands and causes of action are mature or unmatured or known or unknown.

8. No Waiver. The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Agent and/or the Banks and whether or not existing on the date of this Amendment.

9. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Agent and the Banks as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations under the Credit Agreement, as amended by this Amendment. This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrower of the Credit Agreement, this Amendment and the other Loan Documents have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the Articles of Incorporation or Bylaws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

10. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment; and any and all references in any of the other Loan Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment. All references to schedules or exhibits in the Credit Agreement shall be deemed to include the amendments to such schedules and exhibits effected hereby.

11. Law. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder. Provisions of the Credit Agreement respecting consent to jurisdiction and waiver of jury trial shall apply, equally, to this Amendment.

(signature page follows)

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

ENTEGRIS, INC.

By:
Title:

and

By:	/s/ John D. Villas
Title:	CFO

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Bank and as Agent

By:	/s/ Richard Trembley
Title:	Vice President

HARRIS TRUST AND SAVINGS BANK, as a
Bank

By:	/s/ Michael Fordney
Title:	Vice President